Exhibit 21.1
List of Subsidiaries of Tri Pointe Homes, Inc.

Entity Name	Jurisdiction of Organization	DBAs
Cabin Branch Commons, LLC	Maryland
Sonoma Insurance Company, Inc.	Hawaii
Tri Pointe Advantage Insurance Services, Inc.	Delaware
Tri Pointe Assurance, Inc.	Texas
Tri Pointe Assurance California, LLC	Delaware
Tri Pointe Communities, Inc.	Delaware
Tri Pointe Connect, L.L.C.	Delaware
Tri Pointe Contractors, LP	Delaware
Tri Pointe Holdings, Inc.	Washington
Tri Pointe Homes 1464, LLC	Delaware
Tri Pointe Homes 359, LLC	Delaware
Tri Pointe Homes 529, LLC	Delaware
Tri Pointe Homes Arizona 91, LLC	Arizona
Tri Pointe Homes Arizona Construction, LLC	Arizona	Maracay Construction Tri Pointe Homes Construction
Tri Pointe Homes Arizona Realty, LLC	Arizona	Maracay Realty Tri Pointe Homes Realty
Tri Pointe Homes Arizona Rio Rancho, LLC	Arizona
Tri Pointe Homes Arizona VR, LLC	Arizona
Tri Pointe Homes Arizona WH, LLC	Arizona
Tri Pointe Homes Arizona, LLC	Arizona	Maracay Homes Tri Pointe Tri Pointe Homes
Tri Pointe Homes Cypress, LLC	Delaware
Tri Pointe Homes DC Metro Amalyn, LLC	Delaware
Tri Pointe Homes DC Metro, Inc.	Delaware	Tri Pointe Tri Pointe Homes Winchester Homes
Tri Pointe Homes DFW, LLC	Texas	Trendmaker Homes DFW Tri Pointe Tri Pointe Homes Tri Pointe Homes Dallas-Fort Worth
Tri Pointe Homes Hatcher, LLC	Delaware
Tri Pointe Homes HBL, LLC	Delaware
Tri Pointe Homes Holdings, Inc.	Delaware	Tri Pointe
Tri Pointe Homes
Tri Pointe Homes Bay Area
Tri Pointe Homes Carolinas
Tri Pointe Homes Charlotte
Tri Pointe Homes Colorado
Tri Pointe Homes Orange County-Los Angeles
Tri Pointe Homes Raleigh
Tri Pointe Homes Sacramento
Tri Pointe Homes House Hahl, LLC	Delaware
Tri Pointe Homes IE-SD, Inc.	California	Pardee Homes Tri Pointe Tri Pointe Homes Tri Pointe Homes Inland Empire Tri Pointe Homes San Diego
Tri Pointe Homes Nevada, Inc.	Nevada	Pardee Homes Tri Pointe Tri Pointe Homes Tri Pointe Homes Las Vegas
Tri Pointe Homes Rogers, LLC	Delaware

Tri Pointe Homes Texas Clear Lake, LLC	Texas
Tri Pointe Homes Texas Holdings, LLC	Texas
Tri Pointe Homes Texas LAC GP, LLC	Texas
Tri Pointe Homes Texas LAC LP, LLC	Texas
Tri Pointe Homes Texas, Inc.	Texas	Trendmaker Homes Tri Pointe Tri Pointe Homes Tri Pointe Homes Austin Tri Pointe Homes Houston
Tri Pointe Homes Washington Real Estate, LLC	Washington	Quadrant Real Estate Tri Pointe Homes Real Estate
Tri Pointe Homes Washington, Inc.	Washington	Quadrant Homes Tri Pointe Tri Pointe Homes
Tri Pointe Solutions, Inc.	Delaware